EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-91481, 33-19759, 33-53039, 33-58237, 333-31159,
333-31549, and 333-45153) and in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-30199) of Data General Corporation of our report dated October 28, 1998 appearing in the 1998 Annual Report to Stockholders which is incorporated by reference in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 23 of this Form 10-K.





/s/  PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
December 17, 1998